Exhibit 99.1

Contact:	Lewis M. Phelps
Maya Pogoda
Sitrick And Company
310-788-2850

Interstate Bakeries Receives Preliminary Indication of Interest
 From Yucaipa Companies and Teamsters Union

Kansas City, MO – December 14, 2007 – Interstate Bakeries Corporation (IBC) (OTC:IBCIQ.PK) today confirmed that it received a preliminary indication of interest yesterday from The Yucaipa Companies, LLC and The International Brotherhood of Teamsters describing a “possible plan of reorganization” for emergence of IBC from Chapter 11.
The document incorporates some of the terms of the Plan of Reorganization filed by IBC on November 5, 2007, but is silent on a number of critical issues, IBC said.
The document states that Yucaipa and the Teamsters will “provide creditors with aggregate consideration based on an enterprise value of $580 million.” However, it does not specify how much will be distributed to unsecured creditors. It does not include any business plan. It does not provide any details on how a Yucaipa business plan would be financed, or include any financing commitments. Finally, it does not describe the terms and concessions the Teamsters will provide to the reorganized company, or any indication that any agreement has been reached with any of the other unions that represent more than 11,000 IBC employees.
Because of those and other deficiencies in the document, IBC has concluded that the document is not a Qualified Bid under the terms of the Alternate Proposal Procedures approved by the Bankruptcy Court in November.

The Company does intend to engage in further discussions with Yucaipa and the Teamsters to determine whether they intend to make a complete proposal that provides missing essential information, as described above.
“We are pleased that Yucaipa and the Teamsters continue to express interest in the Company’s emergence from Chapter 11. At the same time, we are surprised and disappointed at the lack of substance in their submission.  Our goal in the Chapter 11 process is to maximize value for IBC’s constituents.  We look forward to resolving the many deficiencies in their current document, in order to determine whether they might be able to provide better value to constituents than under the Company’s current plan,” said Chief Executive Officer Craig Jung.
The preliminary indication of interest IBC received states that the Teamsters agree to work exclusively with Yucaipa until such time as Yucaipa decides not to pursue the possible transaction.
In response, Mr. Jung said, “We call on the Teamsters’ leadership to engage in serious discussions with all other interested parties, including IBC, to ensure that all potential plans to maximize value can come to light. IBC continues to stand ready to reach a mutually acceptable agreement with the Teamsters that will save more than 24,000 jobs.”
If Yucaipa and the Teamsters provide a definitive and complete proposal, IBC’s management and Board of Directors will carefully evaluate it to determine whether it represents the highest or otherwise best proposal, the Company said.  In the meantime, IBC will not comment further on the document they submitted December 13.

Separately, IBC has been notified by the U.S. affiliate of Grupo Bimbo, S.A. de C.V., a Mexico City-based baking company, that Grupo Bimbo does not intend to make an offer to IBC at this time. Grupo Bimbo was not a party to the preliminary indication of interest provided to IBC yesterday by Yucaipa and the Teamsters. Grupo Bimbo also communicated its thanks for the professionalism and cooperation of IBC’s employees and advisors during the due diligence process. “Although we are disappointed that Grupo Bimbo chose not to participate, we deeply appreciate and respect the professionalism that Grupo Bimbo’s executives and advisors demonstrated during their due diligence review,” said Mr. Jung.
 IBC said it intends to continue with its previously announced alternative bid/auction process.  Under that process, alternative proposals must be submitted by January 15, 2008. In the event multiple bids are received, an auction will be held on January 22, 2008. A hearing is currently scheduled before the Bankruptcy Court in Kansas City on January 29, 2008, at which the Court can approve the highest or otherwise best offer.
IBC said that other parties have expressed interest in entering the bidding process, and have sought and obtained access to extensive confidential information on IBC.  Some parties have expressed interest in making competing plan proposals, while others have expressed interest in purchasing select assets of the Company, IBC said.  Whether any of these prospective bidders will actually present an alternative bid cannot be predicted at this time, the Company said.

About the Company
Interstate Bakeries Corporation is one of the nation’s largest commercial bakers and distributors of fresh-baked bread and sweet goods, sold under various brand names, including Wonder®, Merita®, Home Pride®, Baker’s Inn®, Hostess®, Drake’s®, and Dolly Madison®. The company is headquartered in Kansas City, Missouri.
Interstate Bakeries Corporation filed for bankruptcy protection on September 22, 2004, citing liquidity issues resulting from declining sales, a high fixed-cost structure, excess industry capacity, rising employee healthcare and pension costs, and higher costs for ingredients and energy.  The Company continues to operate its business in the ordinary course as a debtor-in-possession.

Forward-Looking Statement

Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company’s views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should” and “continue” or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: the ability of the Company to continue as a going concern; the evaluation of various alternatives, including, but not limited to, the sale of some or all of its assets, infusion of capital, debt restructuring and the filing and ultimate approval of a plan of reorganization with the Bankruptcy Court, or any combination of these options; the  terms of any reorganization plan ultimately confirmed; the Company’s ability to implement its business plan developed as a basis for its discussion regarding one or more plans of reorganization; the Company’s ability to obtain concessions from its unionized workforce to reduce costs and allow for greater flexibility in the method and manner of distributing its products; risks associated with the Company’s restructuring activities, including the risks associated with achieving the desired savings; the ability of the Company to operate pursuant to the covenants, terms and certifications of its DIP financing facility as amended and restated; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time; the ability of the Company to negotiate an extension or refinance its DIP financing facility, which expires on February 9, 2008; the ability of the Company to confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with the expiration of the exclusivity period for the company to confirm one or more plans of reorganization, risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; risks associated with cost increases in materials, ingredients, energy and employee wages and benefits; the Company’s ability to successfully reject unfavorable contracts and leases; the duration of the Chapter 11 process;  the ability of the Company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the Company’s liquidity or results of operations; the instructions, orders and decisions of the bankruptcy court and other effects of legal and administrative proceedings, settlements, investigations and claims; the significant time that will be required by management to implement a plan of reorganization, as well as to evaluate the Company’s various alternatives discussed above; risks associated with product price increases, including the risk that such actions will not effectively offset inflationary cost pressures and may adversely impact sales of the Company’s products; the effectiveness of the Company’s efforts to hedge its exposure to price increases with respect to various ingredients and energy; the ability of the Company to attract, motivate and/or retain key executives and employees; changes in our relationship with employees and the unions that represent them; successful implementation of information technology improvements; obligations and uncertainties with respect to a defined benefit pension plan to which we contribute; costs associated with increased contributions to single employer, multiple employer or multi-employer pension plans; the impact of any withdrawal liability arising under the Company’s multi-employer pension plans as a result of prior actions or current consolidations; the effectiveness and adequacy of our information and data systems; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; acceptance of new product offerings by consumers and the Company’s ability to expand existing brands; the performance of the Company’s recent new product introductions, including the success of such new products in achieving and retaining market share; the effectiveness of advertising and marketing spending; any inability to protect and maintain the value of the Company’s intellectual property; future product recalls or food safety concerns; actions of competitors, including pricing policy and promotional spending; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party; business disruption from terrorist acts, our nation’s response to such acts and acts of war; and other factors.  These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the SEC, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these liabilities and/or securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.